Exhibit 99.1

EAGLE FINANCIAL SERVICES, INC. ANNOUNCES 2010

SECOND QUARTER FINANCIAL RESULTS

AND QUARTERLY DIVIDEND

Contact:	Kathleen J. Chappell, Vice President and CFO	540-955-2510 kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (July 22, 2010) – Eagle Financial Services, Inc. (OTC BULLETIN BOARD: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, announces second quarter 2010 financial results and a quarterly dividend. The Company’s common stock is listed for trading on the Over-the-Counter (OTC) Bulletin Board under the ticker symbol EFSI.

Second Quarter 2010 Financial Results:

•	Net income of $1.5 million

•	Diluted earnings per share $0.46

•	Net interest margin of 4.38%

•	Allowance for loan losses at 1.59% of total loans

•	Retail deposit growth of $6.9 million since March 31, 2010

•	Total equity to assets of 9.73%

•	Dividend of $0.17 per share

John R. Milleson, President and CEO, stated “For the second quarter of 2010, we are pleased to announce continued strong earnings. We have continued to diligently manage the net interest margin and control expenses as well as conservatively fund the allowance for loan losses. Most importantly, however, the Bank remains well capitalized and that has allowed us to focus on geographical growth. We will open our newest branch, located on Pleasant Valley Road in Winchester, VA, at the end of this month and, as announced just last week, we plan to expand our market area by opening a branch in Round Hill, Virginia, in western Loudoun County. We are truly excited about this market expansion. We believe that this is the right time to expand due to the Bank’s financial strength and the opportunities we see in Loudoun County. The Round Hill area residents have been without a bank to call their own for too long; we’ve been their neighbors and now we look forward to becoming part of their community.”

Net Interest Income and Net Interest Margin

Net interest income for the quarter ended June 30, 2010 was $5.5 million which represented an increase of 1.9% when compared to $5.4 million for the quarter ended March 31, 2010. The increase in average earning assets of $15.3 million since March 31, 2010 contributed to the increase in net interest income.

Total loan interest income was $5.9 million for the quarter ended June 30, 2010, reflecting a slight increase from the $5.8 million for the quarter ended March 31, 2010. Average loans increased $3.2 million since March 31, 2010. Interest income from the investment portfolio was $1.1 million for the quarter ended June 30, 2010 and $1.0 million for the quarter ended March 31, 2010. Average investments increased $6.1 million since March 31, 2010.

Total interest expense for the three months ended June 30, 2010 and March 31, 2010 was $1.4 million. The average cost of interest bearing liabilities decreased five basis points from the quarter ended March 31, 2010 while the average balance of interest bearing liabilities increased $5.7 million from the quarter ended March 31, 2010.

The net interest margin decreased from 4.48% for the quarter ended March 31, 2010 to 4.38% for the quarter ended June 30, 2010. The decrease in the net interest margin was mostly attributable to the 16 basis point decline in asset yields.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%.

Asset Quality and Provision for Loan Losses

Non performing assets increased from $9.0 million or 1.64% of total assets at March 31, 2010 to $9.5 million or 1.70% of total assets at June 30, 2010. This increase resulted from the increase in loans 90 plus days past due. The balance of 90 plus day past due loans is comprised of three loans, each secured by real estate.

During the second quarter of 2010, the Bank placed approximately five loans totaling $733,000 on non accrual status. Management evaluates the financial condition of these borrowers and the value of any collateral on these loans. The results of these evaluations are used to estimate the amount of losses which may be realized on the disposition of these nonaccrual loans. Most of the non accrual loans are secured by real estate and have allocated specific allowances. Six real estate assets valued at $888,000 had been foreclosed upon during the second quarter of 2010 while the Bank sold two pieces of foreclosed property recorded at a net value of $553,000 million during the same period.

Loans greater than 90 days past due increased from $2,000 at March 31, 2010 to $1.4 million at June 30, 2010. The Company realized $499,000 in net charge-offs for the quarter ended June 30, 2010 versus $229,000 for the three months ended March 31, 2010. Early in 2009, the Company developed a troubled credit group to monitor past due loans, identify potential problem credits, and develop action plans to work through its troubled loans as promptly as possible.

Provisions for loan losses were $750,000 for the three months ended June 30, 2010, compared to $550,000 for the quarter ended March 31, 2010. The ratio of allowance for loan losses to total loans was 1.59% at June 30, 2010 and 1.56% at March 31, 2010. The ratio of allowance for loan losses to total non accrual loans was 105.5% at June 30, 2010 and 84.6% at March 31, 2010. The amount of provision for loan losses during each quarter reflects the results of the Bank’s analysis used to determine the adequacy of the allowance for loan losses. Given the current economic environment, it is anticipated there could be further increases in past due loans, nonperforming loans and other real estate owned. However, the increase is not expected to be as significant as that experienced during 2009. The Company is committed to maintaining an allowance at a level adequate to mitigate any negative impact resulting from such increases and that adequately reflects the risk inherent in the loan portfolio.

Non Interest Income and Non Interest Expense

Noninterest income was $1.4 million for the quarters ended June 30, 2010 and March 31, 2010. Net losses of $123,000 and $126,000 were recognized on the sales of repossessed assets for the quarters ended June 30, 2010 and March 31, 2010, respectively. Other service charges and fees increased 11.5% or $77,000 from $668,000 for the quarter ended March 31, 2010. This increase resulted from several factors including the recognition of $42,000 in safe deposit box fees, an increase in ATM fees of $54,000 and an increase in service release premiums of $30,000. Credit card interchange income, also a component of other service charges and fees, had decrease $49,000 from the quarter ended March 31, 2010.

Noninterest expense was $4.1 million for the quarters ended June 30, 2010 and March 31, 2010. The Company has continued to diligently manage and monitor its other operating expenses.

Total Consolidated Assets

Total consolidated assets of the Company at June 30, 2010 were $558.9 million, which represents an increase of $9.3 million or 1.7% from total assets of $549.6 million at March 31, 2010. Total loans increased $6.3 million from $404.1 million at March 31, 2010 to $410.7 million at June 30, 2010. Considering the current interest rate and competitive market environment, the Company has been conscientious about maintaining both its underwriting standards and its net interest margin and thereby cautious about the growth it has permitted in the loan portfolio.

Deposits and Other Borrowings

Total deposits, which include brokered deposits, increased $6.9 million to $421.5 million at June 30, 2010 from $414.6 million at March 31, 2010. Most of this growth was realized in the Bank’s lower cost transaction accounts. Brokered deposits were $19.9 million at June 30, 2010 and March 31, 2010.

Securities sold under agreement to repurchase were $15.0 million at June 30, 2010 and $14.6 million at March 31, 2010. Borrowings with the Federal Home Loan Bank of Atlanta were $57.3 million at June 30, 2010 and March 31, 2010.

Equity

Shareholders’ equity at June 30, 2010 and March 31, 2010 was $54.4 million and $53.1 million, respectively. The book value of the Company at June 30, 2010 was $16.85 per common share. Total common shares outstanding were 3,226,923 at June 30, 2010. On July 21, 2010, the board of directors declared a $0.17 per common share cash dividend for shareholders of record as of August 6, 2010 and payable on August 20, 2010.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and other filings with the Securities and Exchange Commission.

EAGLE FINANCIAL SERVICES, INC.

KEY STATISTICS

	For the Three Months Ended
	2Q10	1Q10	4Q09	3Q09	2Q09

Net Income (dollars in thousands)	$1,484	$1,578	$792	$790	$904
Earnings per share, basic	$0.46	$0.49	$0.25	$0.25	$0.29
Earnings per share, diluted	$0.46	$0.49	$0.25	$0.25	$0.28

Return on average total assets	1.07%	1.19%	0.59%	0.60%	0.71%
Return on average total equity	11.13%	12.17%	6.15%	6.33%	7.80%
Dividend payout ratio	36.96%	34.69%	68.00%	68.00%	58.62%
Fee revenue as a percent of total revenue	20.88%	19.93%	18.06%	11.35%	15.44%

Net interest margin(1)	4.38%	4.48%	4.52%	4.51%	4.24%
Yield on average earning assets	5.45%	5.61%	5.67%	5.73%	5.67%
Yield on average interest-bearing liabilities	1.39%	1.44%	1.49%	1.56%	1.82%
Net interest spread	4.06%	4.17%	4.18%	4.17%	3.85%
Tax equivalent adjustment to net interest income (dollars in thousands)	$202	$204	$191	$195	$187

Non-interest income to average assets	1.00%	1.02%	0.96%	0.67%	0.95%
Non-interest expense to average assets	2.97%	3.05%	3.26%	3.20%	3.10%

Efficiency ratio(2)	57.56%	58.01%	62.43%	60.82%	62.88%

(1)	The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and the reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.

(2)	The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and the reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.

EAGLE FINANCIAL SERVICES, INC.

SELECTED FINANCIAL DATA BY QUARTER

	2Q10	1Q10	4Q09	3Q09	2Q09
BALANCE SHEET RATIOS
Loans to deposits	97.45%	97.56%	101.50%	104.31%	102.20%
Average interest-earning assets to average-interest bearing liabilities	130.10%	128.13%	129.55%	136.59%	126.56%
PER SHARE DATA
Dividends	$0.17	$0.17	$0.17	$0.17	$0.17
Book value	$16.85	$16.42	$16.14	$15.88	$15.28
Tangible book value	$16.84	$16.40	$16.13	$15.88	$15.26
SHARE PRICE DATA
Closing price	$16.00	$18.00	$15.75	$15.35	$15.00
Diluted earnings multiple(1)	0.96	1.10	0.98	0.97	0.98
Book value multiple(2)	0.95	1.10	0.98	0.97	0.98
COMMON STOCK DATA
Outstanding shares at end of period	3,226,923	3,231,964	3,199,636	3,190,304	3,180,899
Weighted average shares outstanding	3,236,763	3,227,129	3,194,970	3,185,806	3,169,197
Weighted average shares outstanding, diluted	3,245,229	3,232,700	3,202,595	3,193,758	3,172,659
CAPITAL RATIOS
Total equity to total assets	9.73%	9.65%	9.65%	9.72%	9.30%
CREDIT QUALITY
Net charge-offs to average loans	0.49%	0.23%	0.37%	0.14%	0.43%
Total non-performing loans to total loans	1.84%	1.84%	1.27%	0.34%	0.54%
Total non-performing assets to total assets	1.70%	1.64%	1.48%	0.81%	0.82%
Non-accrual loans to:
total loans	1.51%	1.84%	1.26%	0.27%	0.53%
total assets	1.11%	1.35%	0.95%	0.20%	0.39%
Allowance for loan losses to:
total loans	1.59%	1.56%	1.48%	1.25%	1.13%
non-performing assets	69.04%	69.85%	75.46%	116.68%	102.74%
non-accrual loans	105.45%	84.62%	117.08%	458.66%	213.60%
NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$1,366	$2	$13	$284	$50
Non-accrual loans	6,204	7,434	5,099	1,067	2,052
Other real estate owned and repossessed assets	1,906	1,571	2,799	2,845	2,164
NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$531	$281	$448	$617	$1,727
(Recoveries)	(32)	(52)	(72)	(79)	(52)
Net charge-offs (recoveries)	499	229	376	537	1,675
PROVISION FOR LOAN LOSSES (dollars in thousands)	$750	$550	$1,450	$1,050	$1,050
ALLOWANCE FOR LOAN LOSS SUMMARY
(dollars in thousands)
Balance at the beginning of period	$6,291	$5,970	$4,896	$4,383	$5,008
Provision	750	550	1,450	1,050	1,050
Net charge-offs (recoveries)	499	229	376	537	1,675
Balance at the end of period	$6,542	$6,291	$5,970	$4,896	$4,383

(1)	The diluted earnings multiple (or price earnings ratio) is calculated by dividing the period’s closing market price per share by total equity per weighted average shares outstanding, diluted for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.
(2)	The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	Unaudited	Unaudited	Audited	Unaudited	Unaudited
	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009

Assets
Cash and due from banks	$18,951	$24,385	$7,354	$8,625	$7,841
Federal funds sold	—	—	179	—	—
Securities available for sale, at fair value	107,104	100,148	101,210	97,882	101,884
Loans, net of allowance for loan losses	404,177	398,134	398,096	387,418	385,200
Bank premises and equipment, net	15,591	14,984	14,778	14,980	15,006
Other assets	13,059	11,904	13,768	12,180	12,679

Total assets	$558,882	$549,555	$535,385	$521,085	$522,610

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest bearing demand deposits	$94,354	$91,477	$90,575	$87,105	$83,985
Savings and interest bearing demand deposits	177,999	171,317	170,485	159,928	154,072
Time deposits	149,098	151,765	137,047	128,565	143,129

Total deposits	$421,451	$414,559	$398,107	$375,598	$381,186
Federal funds purchased and securities sold under agreements to repurchase	14,987	14,628	14,016	21,807	$19,791
Federal Home Loan Bank advances	57,250	57,250	62,250	62,250	62,250
Trust preferred capital notes	7,217	7,217	7,217	7,217	7,217
Other liabilities	3,616	2,847	2,152	3,548	3,555
Commitments and contingent liabilities	—	—	—	—	—

Total liabilities	$504,521	$496,501	$483,742	$470,420	$473,999

Shareholders’ Equity
Preferred stock, $10 par value	$—	$—	$—	$—	$—
Common stock, $2.50 par value	8,067	8,045	7,999	7,976	7,952
Surplus	8,733	8,559	8,504	8,307	8,085
Retained earnings	36,014	35,079	34,048	33,804	33,558
Accumulated other comprehensive income	1,547	1,371	1,092	578	(984)

Total shareholders’ equity	$54,361	$53,054	$51,643	$50,665	$48,611

Total liabilities and shareholders’ equity	$558,882	$549,555	$535,385	$521,085	$522,610

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, dollars in thousands)

	For the Three Months Ended,
	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009

Interest and Dividend Income
Interest and fees on loans	$5,873	$5,807	$5,934	$5,765	$5,698
Interest on federal funds sold	8	3	1	2	3
Interest and dividends on securities available for sale:
Taxable interest income	621	595	617	666	748
Interest income exempt from federal income taxes	324	328	304	307	298
Dividends	108	111	113	116	119
Interest on deposits in banks	—	—	—	1	2

Total interest and dividend income	$6,934	$6,844	$6,969	$6,857	$6,868

Interest Expense
Interest on deposits	$765	$784	$806	$826	$1,080
Interest on federal funds purchased and securities sold under agreements to repurchase	96	98	98	102	95
Interest on Federal Home Loan Bank advances	460	455	464	484	530
Interest on trust preferred capital notes	79	77	80	82	79

Total interest expense	$1,400	$1,414	$1,448	$1,494	$1,784

Net interest income	$5,534	$5,430	$5,521	$5,363	$5,084
Provision For Loan Losses	750	550	1,450	1,050	1,050

Net interest income after provision for loan losses	$4,784	$4,880	$4,071	$4,313	$4,034

Noninterest Income
Income from fiduciary activities	$222	$240	$174	$200	$204
Service charges on deposit accounts	477	446	522	537	517
Other service charges and fees	745	668	534	634	494
(Loss) Gain on the sale of bank premises and equipment	—	—	(5)	—	—
(Loss) on the sale of repossessed assets	(123)	(126)	15	(50)	—
Gain (Loss) on sales of AFS securities	—	98	20	(439)	—
Other operating income	62	38	29	(4)	39

Total noninterest income	$1,383	$1,364	$1,289	$878	$1,254

Noninterest Expenses
Salaries and employee benefits	$2,344	$2,189	$2,312	$2,493	$2,287
Occupancy expenses	281	292	264	291	348
Equipment expenses	144	152	153	176	166
Advertising and marketing expenses	95	105	85	142	87
Stationery and supplies	47	65	94	52	80
ATM network fees	265	157	95	20	33
FDIC assessment	178	314	216	204	255
Other operating expenses	751	785	1,145	803	847

Total noninterest expenses	$4,105	$4,059	$4,364	$4,181	$4,103

Income before income taxes	$2,062	$2,185	$996	$1,010	$1,185
Income Tax Expense	578	607	204	220	281

Net income	$1,484	$1,578	$792	$790	$904

Earnings Per Share
Net income per common share, basic	$0.46	$0.49	$0.25	$0.25	$0.29

Net income per common share, diluted	$0.46	$0.49	$0.25	$0.25	$0.28

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Three Months Ended June,
	2010			2009
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Securities:
Taxable	70,278	2,924	4.16%	71,617	3,478	4.86%
Tax-Exempt (1)	34,022	1,969	5.79%	32,614	1,814	5.56%

Total Securities	104,299	4,893	4.69%	104,231	5,292	5.08%
Loans:
Taxable	400,245	23,287	5.82%	380,692	22,595	5.94%
Tax-Exempt (1)	5,815	409	7.03%	6,221	393	6.32%

Total Loans	406,060	23,696	5.84%	386,913	22,988	5.94%
Federal funds sold	—	—	0.00%	7,647	12	0.16%
Interest-bearing deposits in other banks	14,588	20	0.14%	215	8	3.72%

Total earning assets	524,947	28,609	5.45%	499,006	28,300	5.67%

Allowance for loan losses	(6,037)			(4,359)
Total non-earning assets	35,541			35,402

Total assets	554,451			530,049

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	68,958	310	0.45%	57,173	287	0.50%
Money market accounts	65,287	429	0.66%	60,352	557	0.92%
Savings accounts	40,964	80	0.20%	36,734	124	0.34%
Time deposits:
$100,000 and more	46,741	623	1.33%	53,221	1,109	2.08%
Less than $100,000	102,087	1,626	1.59%	102,638	2,257	2.20%

Total interest-bearing deposits	324,037	3,068	0.95%	310,118	4,334	1.40%
Federal funds purchased and securities sold under agreements to repurchase	14,981	370	2.47%	14,685	382	2.60%
Federal Home Loan Bank advances	57,250	1,846	3.22%	62,250	2,125	3.41%
Trust preferred capital notes	7,217	317	4.39%	7,217	317	4.39%

Total interest-bearing liabilities	403,485	5,601	1.39%	394,270	7,158	1.82%

Noninterest-bearing liabilities:
Demand deposits	94,304			84,477
Other Liabilities	3,203			3,231

Total liabilities	500,992			481,978
Shareholders’ equity	53,459			48,072

Total liabilities and shareholders’ equity	554,451			530,050

Net interest income		23,008			21,142

Net interest spread			4.06%			3.85%
Interest expense as a percent of average earning assets			1.07%			1.43%
Net interest margin			4.38%			4.24%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Three Months Ended March,
	2010			2009
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Securities:
Taxable	63,519	2,860	4.50%	68,082	3,529	5.18%
Tax-Exempt (1)	34,708	2,016	5.81%	31,189	1,750	5.61%

Total Securities	98,227	4,876	4.96%	99,271	5,279	5.32%
Loans:
Taxable	396,978	23,277	5.86%	383,241	22,451	5.86%
Tax-Exempt (1)	5,870	414	7.05%	5,776	419	7.25%

Total Loans	402,848	23,691	5.88%	389,017	22,870	5.88%
Federal funds sold	8,363	13	0.16%	8,641	17	0.20%
Interest-bearing deposits in other banks	177	1	0.56%	314	1	0.32%

Total earning assets	509,615	28,581	5.61%	497,243	28,167	5.66%

Allowance for loan losses	(5,980)			(4,606)
Total non-earning assets	36,259			33,073

Total assets	539,894			525,710

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	69,161	334	0.48%	57,565	384	0.67%
Money market accounts	62,795	443	0.71%	59,458	750	1.26%
Savings accounts	38,852	76	0.20%	34,286	160	0.47%
Time deposits:
$100,000 and more	44,651	594	1.33%	57,823	1,602	2.77%
Less than $100,000	99,159	1,734	1.75%	95,706	2,489	2.60%

Total interest-bearing deposits	314,618	3,181	1.01%	304,838	5,385	1.77%
Federal funds purchased and securities sold under agreements to repurchase	16,551	396	2.39%	15,673	394	2.51%
Federal Home Loan Bank advances	59,361	1,846	3.11%	68,278	2,287	3.35%
Trust preferred capital notes	7,217	313	4.34%	7,217	317	4.39%

Total interest-bearing liabilities	397,747	5,736	1.44%	396,006	8,383	2.12%

Noninterest-bearing liabilities:
Demand deposits	87,059			79,854
Other Liabilities	2,500			3,013

Total liabilities	487,306			478,873
Shareholders’ equity	52,588			46,837

Total liabilities and shareholders’ equity	539,894			525,710

Net interest income		22,845			19,784

Net interest spread			4.17%			3.54%
Interest expense as a percent of average earning assets			1.13%			1.69%
Net interest margin			4.48%			3.98%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Reconciliation of Tax-Equivalent Net Interest Income

(dollars in thousands)

	Three Months Ended
	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009

GAAP Financial Measurements:
Interest Income - Loans	$5,873	$5,807	$5,934	$5,765	$5,698
Interest Income - Securities and Other Interest-Earnings Assets	1,061	1,037	1,035	1,092	1,170
Interest Expense - Deposits	765	784	806	826	1,080
Interest Expense - Other Borrowings	635	630	642	668	704

Total Net Interest Income	$5,534	$5,430	$5,521	$5,363	$5,084

Non-GAAP Financial Measurements:
Add: Tax Benefit on Tax-Exempt Interest Income - Loans	$35	$35	$35	$37	$33
Add: Tax Benefit on Tax-Exempt Interest Income - Securities	167	169	156	158	154

Total Tax Benefit on Tax-Exempt Interest Income	$202	$204	$191	$195	$187

Tax-Equivalent Net Interest Income	$5,736	$5,634	$5,712	$5,558	$5,271